First Union National Bank of North Carolina
March 31, 1995

Exhibit 21.1



Subsidiary                                    State of Incorporation
- ---------------------------------------       ----------------------
CambridgeBanc, Inc.                           South Carolina
Carolina Investors, Inc.                      South Carolina
Premier Financial Services, Inc.              South Carolina
Pickens Railroad Company                      South Carolina (81% owned)
Emergent Auto Holdings Corp.                  South Carolina
Emergent Business Capital, Inc.               South Carolina
Emergent Business Capital Holdings Corp.      South Carolina
Emergent Commercial Mortgage Corporation      South Carolina
Emergent Equity Advisors, Inc.                South Carolina
Emergent Financial Corporation                South Carolina
Emergent Mortgage Corporation                 South Carolina
N. R. Realty Corporation (Inactive)           South Carolina
The Mississippian Railway, Inc. (Inactive)    South Carolina
Graham County Railroad, Inc. (Inactive)       South Carolina
ATACS of South Carolina, Inc. (Inactive)      South Carolina
The Loan Pro$, Inc.                           South Carolina (80% owned)